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                                                                      Exhibit 21

                                KONA GRILL, INC.

                              LIST OF SUBSIDIARIES

NAME OF COMPANY                                    STATE OF INCORPORATION               STATE(S) OF QUALIFICATION
-----------------------------------------------------------------------------------------------------------------
KONA RESTAURANT HOLDINGS, INC.(1)                  DELAWARE
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KONA MACADAMIA, INC.(2)                            DELAWARE                              COLORADO
                                                                                         INDIANA
                                                                                         OHIO
                                                                                         MISSOURI
                                                                                         NEVADA
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KONA SUSHI, INC.(2)                                ARIZONA                               NEBRASKA
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KONA TEXAS RESTAURANTS, INC.(2)                    TEXAS
-----------------------------------------------------------------------------------------------------------------

(1) WHOLLY OWNED SUBSIDIARY OF KONA GRILL, INC.
(2) WHOLLY OWNED SUBSIDIARY OF KONA RESTAURANT HOLDINGS, INC.